STATEMENT TO NOTEHOLDERS

Household Home Equity Loan Trust 2002-2

Distribution Number	1
Beginning Date of Accrual Period	20-Jun-02
End Date of Accrual Period	21-Jul-02
Payment Date	22-Jul-02
Previous Payment Date	-

Funds Reconciliation
Available Payment Amount and Skip-A-Pay Advances/Reimbursements, less Premium Amount	37,774,704.31
Principal Collections	27,233,557.38
Interest Collections (net of Servicing Fee)	10,208,549.40
Servicing Fee	543,141.53
Skip-A-Pay Advances	0.00
Skip-A-Pay Reimbursement Amount	0.00
Insured Payments, if any	0.00

Payments	37,774,704.31
Interest Paid to Notes	2,453,383.89
Principal Paid to Notes	34,778,178.89
Servicing Fee	543,141.53
Ownership Interest	-

Balance Reconciliation

Beginning Pool Amount	1,303,539,676.41
Principal Collections (including repurchases)	27,233,557.38
Charge off Amount	0.00
Ending Pool Amount	1,276,306,119.03

Collateral Performance
Cash Yield (% of beginning balance)	10.60%
Charge off Amount (% of beginning balance)	0.00%
Net Yield	10.60%
Cumulative Realized Losses	0.00%

Delinquent Home Equity Loans
30-59 days principal balance of Home Equity Loans	13,249,102.19
30-59 days number of Home Equity Loans	162
60-89 days principal balance of Home Equity Loans	0.00
60-89 days number of Home Equity Loans	-
90+ days principal balance of Home Equity Loans	0.00
90+ days number of Home Equity Loans	-

Loan Detail
Number Purchased pursuant to 2.02, 2.04 and 3.01	-
Principal Balance Purchased pursuant to 2.02, 2.04 and 3.01	-
Substitution Adjustment Amounts	-
Number of Home Equity Loans outstanding (Beginning of Collection Period)	13,293
Number of Home Equity Loans outstanding (Ending of Collection Period)	13,028
Number of Home Equity Loans that went into REO	-
Principal Balance of Home Equity Loans that went into REO	0.00

Overcollateralization
Begin Overcollateralization Amount	13,039,676.41
Overcollateralization Release Amount	0.00
Distributable Excess Cash	7,544,621.51
End Overcollateralization Amount	20,584,297.92

Target Overcollateralization Amount	130,353,967.64
Interim Overcollateraliztion Amount	13,039,676.41
Interim Overcollateralization Deficiency	117,314,291.23

Excess Cashflow	7,544,621.51

Other
Stepdown	No
Trigger Event	No
Event of Default	No
Total Note Balance as Percent of Total Original Note Balance	97.31%

Note Principal Amount Statement
A. Information on Distributions
1. Total Distribution per $1,000	28.850494
2. Principal Distribution per $1,000	26.949383
3. Interest Distribution per $1,000	1.901111

B. Calculation of Interest Due & Paid
1. 1 month LIBOR	1.83875%
2. Formula Rate (1-mo. Libor plus 30bps)	2.13875%
3. Available Funds Cap	9.87619%
4. Note Rate	2.13875%
5. Days in Accrual Period	32

6. Current Interest, Interest Carry Forward Amount, and Supplementatl Interest Amount Due	2,453,383.89
7. Current Interest and Interest Carrforward Amount paid	2,453,383.89
8. Supplemental Interest Amount paid	0.00

9. Unpaid Interest Carry Forward Amount	0.00
10. Unpaid Supplemental Interest Amount	0.00

C. Calculation of Note Principal Amount
1. Principal Note Amount, prior to payments	1,290,500,000.00
2. Principal Payment Amount paid	27,233,557.38
3. Distributable Excess Cashflow paid	7,544,621.51
4. Note Principal Amount, after payments	1,255,721,821.11

5. Note Principal Amount as a % of the Original Note Principal Amount, after payments	0.9730506
6. Note Principal Amount as a % of the Pool Balance, after payments	0.9838720